Exhibit 99.1

Customer Rental Funnel Rental Experience Conversion • Primary KPl's = Rental to order / preorder, and direct rental revenue • Driven by rental owned and partner operated businesses • Average time to order post drive 2 - 3 mths • 02 vs Q2 LY +209 % increase in rental volume • 02 vs 01 + 94 % increase in rental volume • 02 sales $53,818 vs Q2 LY at $16,618 +224 % YoY • Conversion average is 12 % through Q1 with recent rentals at 7% • Targeting to increase volume and expand into new key markets • Added Temecula Wine Tours, GoCar San Diego After Dark, Sarasota and Susie's Mopeds • Press released the Hawaii Rental opening August 20th

Count of contacts Customer Rental Funnel Rental E x p e ri e n ce Conversion • Primary KPl's == R en t a l to order / preorder, and direct r ental revenue • Driven by rental owned and partner operated businesses • Average time to order post drive 2 - 3 mths • 02 vs 02 LY +209% increase in rental volume • 02 vs 01 + 9 4 % increase in rental volume 400 350 300 250 200 150 100 50 2021 - 04 - 01 2022 - 04 - 01

Customer Drive Funnel Demo Drives Conversion • Primary KPI = Drives to order / preorder conversion • Driven by rental and events/appointment demo drives • Average time to order post drive 4 - 5mths • 02 vs Q2 LY + 931 % increase in butts in seats • 02 vs 01 + 416 % increase in butts in seats • Conversion average is 8 % through 01 with recent drives at 4 % currently • Aiming to increase conversion through higher drive volume paired with increased frequency of engagement throughout the customer journey

Demo Drive Conversion QoQ
Count of contacts
Distinct count (Close date)
1.6K
1.2K
800
400
0
48
36
24
12
0
Count of contacts
Distinct count (Close date)
119
527
305
238
1.23K
2021-04-01
2021-07-01
2021-10-01
2022-01-01
2022-04-01

Revenue for the three months ended June 30 1 , 600 , 000 1 , 400 , 000 1 , 200 , 000 1 , 000 , 000 800 , 000 600 , 000 400 , 000 200 , 000 0 Rental FUV TOTAL 202 1 30,678 16 , 618 670 . 083 717 , 379 2022 430,485 53 , 818 1,015,038 1 , 499 , 341 GROWT H 1,303 % Revenue for the six months ended June 30 224 ƒ 6 51% 109 % T MW Rental FUV 2 , 500 , 000 2 , 000 , 000 1 , 500 , 000 1 , 000 , 000 - 500 , 000 - TOTAL 0 2021 1 22 , 78 4 23,868 1 ,96 4 ,703 2 , 111 , 355 2022 552 . 902 66 , 317 1,530,355 2 , 149 , 574 GROWTH 350% 178% - 22% 2 0/ 10

Product Checkouts Total Checkouts Initi ated Ads Checkout 10000 5000 2500 0 02 2021 03 2021 04 2021 01 2022 02 2022

Production Deployment 150 120 90 60 30 0 03 2019 04 2019 01 2020 02 2020 03 2020 04 2020 01 2021 02 2021 03 2021 04 2021 01 2022 02 2022 Product io n 2 54 40 10 29 38 88 85 78 80 26 S a l es 2 - - 44 27 11 31 - - 28 - - 60 31 64 37 24 41 Deployed into fixed assets 0 2 1 7 0 11 7 4 15 28 0 4 Deployed into rental 0 0 0 - - 0 - - 0 0 7 12 15 25 19 20 Finished Good I nventory 0 8 20 - - 1 2 - - 10 9 23 61 -- - 45 35 - - 18 55 102